Exhibit 10.10

PRIVILEGED AND CONFIDENTIAL

LICENSE AGREEMENT

Dated December 18, 2003

BETWEEN

BOMBARDIER INC.

As Trade-mark Owner

AND

4145321 CANADA INC.

as Licensee

LICENSE AGREEMENT

This license agreement entered into at Montreal, Quebec on December 18,2003,

BETWEEN:	BOMBARDIER INC., a corporation incorporated under the Laws of Canada, with its registered office at 800 René- Lévesque Blvd. West, Montréal, Quebec, Canada H3B 1Y8,

(hereinafter referred to as “Trade-mark Owner”)

AND:	4145321 CANADA INC., a corporation incorporated under the Laws of Canada, with its registered office at 800 René-Lévesque Blvd., Montreal, Quebec, Canada H3B 1Y8,

(hereinafter referred to as “Licensee”)

WHEREAS Trade-mark Owner is the owner of the trade-marks set out in Schedule “A” hereto (hereinafter collectively referred to as the “Trade-mark”);

AND WHEREAS Trade-mark Owner is the owner of the trade names J.A. Bombardier and Bombardier (hereinafter referred to as the Bombardier Name);

AND WHEREAS it is the intention of the parties that Licensee and its Affiliates (as defined herein) be permitted to use the Trade-mark and the Bombardier Name, subject to the conditions and provisions set forth below; and

THIS AGREEMENT WITNESSETH THAT, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE 1

DEFINITIONS

1.1	Where used herein, in any schedule hereto or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively:

1.1.1	“10% Owner” means with respect to any Person, a direct or indirect holder of at least 10% of the outstanding capital stock or voting rights, if a corporation, or the partnership, limited liability company, joint venture or similar interests, if not a corporation, of such Person.

1.1.2	“Affiliates” has the meaning ascribed thereto under the Canada Business Corporations Act, whether a body corporate or a partnership.

1.1.3	“Agreement” means this license agreement, all schedules hereto and all instruments supplemental hereto or in amendment or confirmation hereof;

“herein”, “hereof, “hereto”, “hereunder” and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; “Article”, “Section”, “Subsection” or other subdivision of this Agreement means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement.

1.1.4	“Bombardier Family” means any one or all of Laurent Beaudoin and Claire Bombardier Beaudoin, Janine Bombardier, J.R. André Bombardier and Huguette Bombardier Fontaine and Jean-Louis Fontaine, and Members of the Immediate Family of each such Person.

1.1.5	“Business Day” means a day (other than a Saturday or Sunday) on which banks are open during normal business hours in Montréal, Canada and Boston, Massachusetts.

1.1.6	“Closing Date” means the date hereof.

1.1.7	“Composite Marks” means the composite marks listed in Schedule “D” hereto.

1.1.8	“Government” means any government, federal, provincial, state or local, whether Canadian or foreign, including any agency, authority, board, body, division, subdivision, audit group or procuring office and the employees or agents thereof.

1.1.9	“Laws” means:

1.1.9.1	all treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international; and

1.1.9.2	all judgements, orders, writs, directions, injunctions, decisions, rulings, decrees and awards of any Government or court of law,

in each case binding on the Party or Person referred to in the context in which such word is used.

1.1.10	“Members of the Immediate Family” shall mean, with respect to any individual, each spouse or child or other descendants (by birth or adoption) of such individual, each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian.

1.1.11	“Parties” means Trade-mark Owner and Licensee; and “Party” shall mean either one of them as the context may require.

1.1.12	“Person” means an individual, entity with juridical personality, corporation, company, cooperative, partnership, trust, unincorporated association or Government authority or body, and pronouns which refer to a Person shall have a similarly extended meaning.

1.1.13	“Purchase Agreement” means the amended and restated Purchase Agreement dated as of December 2, 2003 among Trade-mark Owner and Bombardier Recreational Products Inc.

1.1.14	“Services” means any services related to the renting, maintenance, repair or servicing of the Wares;

1.1.15	“Trade-mark” has the meaning ascribed thereto in the recitals to this Agreement;

1.1.16	“Wares” means any (i) recreational products, including snowmobiles, personal watercrafts, all-terrain vehicles and boats, (ii) outboard engines, (iii) snow-grooming equipment, (iv) multi-purpose tracked vehicles, (v) karts, (vi) engines that power snowmobiles, personal watercrafts, all-terrain vehicles and boats, motorcycles, karts, scooters and light-weight and ultra-light aircrafts and engines for small aircraft of the same type as Rotax 936 engines (the wares referred to in (i), (ii), (iii), (iv), (v) and (vi) are hereinafter, collectively, the “BRP Products”) and (vii) clothing, merchandising items, accessories and parts incorporated in or related to any of the BRP Products.

ARTICLE 2

GRANT

2.1

Trade-mark Grant. Subject to the terms, conditions and other provisions set forth in this Agreement, Trade-mark Owner hereby grants to Licensee and its Affiliates an exclusive, fully-paid, royalty-free, world-wide right to use the Trade-mark in association with the Wares and Services, it being understood, for greater certainty, that Trade-mark Owner retains the exclusive right to use the Trade-mark with all wares and/or services other than the Wares and Services. Licensee acknowledges that Trade-mark Owner has previously granted a non-exclusive license to the Trade-mark for use in connection with certain Wares to the Fondation J. Armand Bombardier on June 5, 2003 (the “Fondation J. Armand Bombardier License”), and that the exclusive grant of rights provided to Licensee in this Agreement is subject to that prior grant of rights. Licensee acknowledges that the Trade-mark is only registered in those countries set out in Schedule A hereto and that Trade-mark Owner makes no representation or warranty as to the availability for registration or registrability of the Trade-mark in any other countries. Licensee has no right to sub-license use of the Trade-mark save and except as expressly permitted hereunder. Licensee shall have the right to permit the use of the Trade-mark by dealers, distributors and manufacturers of the Wares and providers of Services (the “Sublicensees”). Such sub-licenses shall be on terms and conditions at least as protective of the Trade-mark Owner as those currently in place. Moreover, Licensee may add or substitute Sub-licensees, provided such parties perform substantially the same function in the distribution or provision or manufacturing of the Wares and/or the performance of the Services as currently carried out by Sub-licensees, and provided that the new or substitute Sub-licensees are subject to terms and conditions at least as protective of the Trade-mark Owner as those currently in place for Sub-licensees. In addition, Licensee may renew sublicense agreements with current Sub-licensees, provided that such sub-licenses shall contain terms and conditions at least as protective of the Trade-mark Owner as those currently in place. Licensee shall notify Licensor upon each renewal or replacement of sublicenses. Licensee shall be entitled to otherwise sublicense use of the Trade-mark with the prior consent of Trade-mark Owner, which consent shall not be unreasonably withheld and which consent or disapproval shall be provided by the Trade-mark Owner within five (5) Business Days of receipt of such request, provided that reasonably adequate supporting documentation has been provided to Trade-mark Owner, with no approval or disapproval so provided being deemed an approval. The Trade-mark Owner shall be entitled to withhold its consent at its sole and absolute discretion should Licensee wish to sub-license use of the Trade-mark to any present or future competitor of Trade-mark Owner. All information relating to the sublicenses and Sublicensees shall be deemed Confidential Information of the Licensee. Licensee also shall be under no obligation to disclose any of its pricing or financial terms with its Sublicensees.

2.2	Bombardier Name Grant. Subject to the terms, conditions and other provisions set forth in this Agreement, (i) until the earlier of (a) the date on which the Bombardier Family shall cease to be a 10% Owner of Licensee; or (b) the date of termination of this Agreement in accordance with Article 15 (the “Termination Date”); and (ii) for a period of nine (9) months following thereafter, Trade-mark Owner hereby grants to Licensee and its Affiliates a non-exclusive (being understood that no other Person except for Trade-Mark Owner’s Affiliates will be granted the right to use the Bombardier Name as part of its corporate name, trade-name or domain name in connection with a business which relates to the Wares or the Services and that no other Person will be granted the right to use the Bombardier Name as part of any name confusingly similar to J.A. Bombardier Inc., Bombardier Recreational Products Inc. or Bombardier Produits Récréatifs Inc.), fully-paid, royalty-free right to use the Bombardier Name as part of: (i) its corporate name J.A. Bombardier (J.A.B.) Inc., Bombardier Recreational Products Inc. or Bombardier Produits Récréatifs Inc. or, in the case of subsidiaries, a corporate name which includes the words “Bombardier Recreational Products” in the English language or in another language; (ii) its trade-name J.A. Bombardier (J.A.B.), Bombardier Recreational Products or Bombardier Produits Récréatifs; and/or (iii) its domain name on the condition that Licensee always uses the Bombardier Name with a recreational product component in its domain names, provided that:

2.2.1	Licensee will use the Bombardier Name in connection with the business related to the Wares and the Services;

2.2.2	Licensee will use the Bombardier Name, where reasonably possible, in a different type font than that currently used by Trade-mark Owner for its corporate name “Bombardier Inc.” and generally in a visually distinct manner from such corporate name. Trade-mark Owner hereby approves the use by Licensee hereunder of the phrase “Bombardier Recreational Products” as shown in Exhibit F;

2.2.3

Licensee will not use any of the sprocket design elements shown in Schedule “Al” or any other design confusingly similar to the sprocket design elements in close proximity to the Bombardier Name on any business documentation (including, without limitation, letterhead, business cards, contracts, invoices, purchase orders, financing documentation), but shall be permitted to use the Bombardier Name on marketing, advertising and promotional material which also contains the said sprocket design elements. Trade-Mark Owner hereby approves the use by Licensee hereunder of the design elements and corporate logo shown in Schedule F;

2.2.4	Within no later than nine (9) months from the Termination Date, Licensee agrees to cease use of the Bombardier Name as its trade name, agrees to change its trade name to a trade name which does not include the Bombardier Name, and agrees not to carry on business under the Bombardier Name or any trade name that includes the Bombardier Name;

2.2.5	Licensee agrees that Trade-mark Owner is the exclusive owner of the Bombardier Name and all goodwill associated therewith;

2.2.6	except as provided in this Agreement, Licensee acquires no right, title or interest in or to the Bombardier Name and Licensee shall not represent that it has any ownership interest in or to the Bombardier Name;

2.2.7	Licensee shall not apply to register the Bombardier Name as a trade-mark and Licensee further shall not apply to register any trade-mark that includes or is confusingly similar to the Bombardier Name;

2.2.8	Licensee shall not use any word or symbol which is not the Bombardier Name in association with the Bombardier Name in a manner that would be likely to result in the loss of Trade Name distinctiveness;

2.2.9	Licensee shall not use any of its domain names comprised of the Bombardier Name as trade-marks, other than as expressly permitted under this Agreement; and

2.2.10	Licensee acquires no right to sub-license the use of the Bombardier Name. For avoidance of doubt, Licensee shall not be considered to be sublicensing the use of the Bombardier Name by allowing third parties, such as ad agencies or providers of such goods, to print, use or affix it on advertising, marketing, merchandising, promotional materials and ordinary business documentation on behalf of Licensee.

2.2.11	Licensee shall use commercially reasonable efforts to, within six (6) months following the date hereof, change the corporate name of any of its Affiliates so that they comply with the limitations contained in this Section 2.2.

2.3

The “JAB” and “BRF” Brands. Licensee shall have a right to use as a brand, trade name, trademark or service mark the terms “JAB” and “BRP” and logos in a form similar to or based on those shown in Exhibit E and Exhibit F (excluding for the purposes of this Section 2.3, as to Exhibit F, the phrase “Bombardier Recreational Products”) (such terms and logos collectively, the “Brands”) and register or cause Trade-mark Owner to register on Licensee’s behalf and at Licensee’s costs, the Brands as trade-names and/or trademarks, and Licensee will be the sole and exclusive owner of all rights, title and interests and all the goodwill associated therewith. The Trade-mark Owner shall have no rights of any kind and no liability whatsoever with respect to Brands, it being understood, for greater certainty, that Trade-mark Owner makes no representations or warranties of any kind with respect to the Brands, including without limitation, any representations or warranties that the Brands will not infringe any third party’s intellectual property rights.

2.4	No Obligation to Use. For the avoidance of doubt, Licensee may, but is under no obligation to, use the Trade-mark or the Bombardier Name.

2.5	Website Relationship. Trade-mark Owner hereby agrees that for a term of six (6) months from the Closing Date, Trade-mark Owner will cooperate with Licensee and provide prominent links to Licensee’s websites on Trade-mark Owner’s websites.

ARTICLE 3

QUALITY STANDARDS

3.1	Quality Standards and Controls. Licensee covenants and agrees that all Wares or Services it sells or provides under the Trade-mark and/or the Bombardier Name will be at least as high in average quality as the average quality, as of the Closing Date, of similar products or services sold or provided by Trade-mark Owner or its Affiliates under the Trade-mark.

3.2	Quality Control Oversight Committee. Licensee shall report to the Trade-mark Owner’s Quality Control Oversight Committee, which committee is composed of members chosen by Trade-mark Owner (hereinafter called the “Committee”), at each of the Committee’s meetings but no more than four (4) times a year, or at such lesser frequency as may be mutually agreed to between the parties, on the dates to be set by the Trade-mark Owner on notice of not less than thirty (30) days to Licensee. The reports shall include the information set out in Schedule “B” hereto and any other information that Trade-mark Owner may reasonably request from time to time, and such reports are to be provided by Licensee ten (10) days prior to the meeting date specified in the notice, to assist Trade-mark Owner in the monitoring of the Licensee’s conformity and compliance with the quality standards and controls set by Trade-mark Owner pursuant to Section 3.1 hereof. Any reports provided to the Committee are Confidential Information of the Licensee. The first meeting of the Committee will be for coordination purposes only and will be held within sixty (60) days of the Closing Date.

3.3	Distribution Channels. For the avoidance of doubt, it is understood and agreed between the Parties that: (i) Licensee may sell or provide Wares and Services (or cause them to be sold or provided) to and through any type, class or means of wholesale or retail distribution (including on the Internet, successor mediums and other directed or interactive means of sale) and (ii), to the extent consistent with this Agreement, Licensee shall have the right (and the right to authorize others) to distribute and sell excess inventory, end of season merchandise and other similar inventory through channels of distribution appropriate for the disposition and sale of such goods, as to each category of Wares.

ARTICLE 4

MARKING

4.1	Trade-Mark Marking. When reasonably requested by Trade-mark Owner in writing, Licensee shall use the Trade-mark and the Bombardier Name with appropriate legends as to the ownership of the Trade-mark and the Bombardier Name and as to Licensee’s status as a licensee thereof, as set out in Schedule “C” hereto, which legends may, from time to time, be amended by Trade-mark Owner on reasonable notice to Licensee, and Licensee shall thereafter use the amended legends.

4.2	Advertising. Licensee shall submit once a year to the Committee for information purposes representative samples of advertising and other significant publicity and promotional materials which include the Trade-mark and/or the Bombardier Name. Mock-ups and proposals for advertising and other publicity and promotional uses in relation only to major seasonal campaigns will be submitted to Trade-mark Owner’s General Counsel for approval prior to their use by Licensee. The General Counsel of Trade-mark Owner shall approve or disapprove, such approval not to be unreasonably withheld, all such submissions within five (5) Business Days of receipt of such materials, provided that reasonably adequate supporting documentation has been provided to Trade-mark Owner, no approval or disapproval received within such time period being deemed an approval. Any disapproval must set out in detail reasons for such disapproval so that Licensee may prepare and submit new materials. Any such approval will only be valid to the extent the final advertising, publicity and promotional materials are substantially similar to the mock-ups and proposals submitted to Trade-mark Owner for approval.

4.3	Style Guide. All uses of the Trade-mark by Licensee, including, but not limited to all advertising, publication and other publicity and promotional materials created and used by Licensee, shall be in accordance with Trade-mark Owner’s Graphic Norms and Guidelines and the BRP division guides in place and in force as of the Closing Date, complete copies of which have been provided to Licensee. Trade-mark Owner may, from time-to-time, amend its communication policy, including the Graphic Norms and Guidelines, on reasonable notice to the Licensee, and, to the extent that such amendments apply uniformly to Trade-mark Owner’s business and do not impair the ability of Licensee to use the Trade-mark in association with the Wares and/or Services and are consistent with this Agreement, Licensee shall thereafter use the applicable amended communication policy. Licensee may, from time-to-time, amend the BRP division guides subject to obtaining Trade-mark Owner’s written consent, which shall not be unreasonably withheld, for an amendment dealing with or related to the Trade-mark, and Licensee shall thereafter use the applicable amended BRP division guides.

ARTICLE 5

INSPECTION

5.1

Inspection. Licensee agrees that it will permit Trade-mark Owner or its authorized representative(s) to visit its place(s) of business, once per year during the Term, during normal business hours and after reasonable notice to Licensee in order to allow Trade-mark Owner or its authorized representative(s) to examine and inspect only those areas of Licensee’s premises where the quality control of the Wares and/or Services take place or if there is no such quality control facility, where the manufacturing takes place, solely for purposes of determining compliance with Section 3.1 above, it being understood, for greater certainty, that nothing in the foregoing shall be construed as providing Trade-mark Owner with access to Licensee’s R&D facilities, or to other trade secrets. All information obtained during such inspection shall be Confidential Information of the Licensee and may only be used by the Trade-mark Owner for purposes of determining compliance with Section 3.1 above.

ARTICLE 6

REMEDIES

6.1	Remedies. The Parties agree to attempt to resolve any disagreement between them regarding the application of the provisions of Article 3, Article 4 or Article 5, the use of any Trade-mark or the Bombardier Name, or the quality of any Wares or Services with which any mark licensed under this Agreement is used by first referring any such disagreement to the Quality Control Oversight Committee. If the Quality Control Oversight Committee is unable to resolve the disagreement, the Chief Executive Officers of Trade-mark Owner and Licensee shall meet in an attempt to resolve the disagreement. If they are unsuccessful, the disagreement shall be subject to binding arbitration as provided in Article 17.2. The arbitrator shall provide a decision regarding any such disagreement, including a direction as to the Parties’ future conduct regarding the subject of the disagreement if the use that is the subject of the disagreement is to continue, it being understood, for greater certainty, that the arbitrator shall not have the authority to terminate this Agreement, unless Trade-mark Owner terminates this Agreement pursuant to Article 15.1 and a dispute arises between the Parties relating to such termination.

ARTICLE 7

NON-TRANSFERABILITY

7.1	Third Party Assignment. Unless otherwise provided in this Agreement, Licensee may not assign or otherwise dispose of this Agreement, its rights or obligations hereunder or any part thereof, unless:

7.1.1	it obtains the prior written consent of the Trade-mark Owner, which consent may be withheld in Trade-mark Owner’s sole discretion; and

7.1.2	the assignee agrees in writing to respect all of the terms and conditions of this Agreement and Licensee guarantees without the benefits of division and discussion, all of the assignee’s obligations under this Agreement.

7.2	Change of Control. The acquisition of control of Licensee by, or merger of Licensee with, directly or indirectly, any person who is engaged in a business which is in competition with any principal line of business in which Trade-mark Owner is engaged at such time shall constitute an assignment for the purposes of this Agreement. The term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Licensee, whether through the ownership of voting stock or other securities, as manager, trustee or similar capacity, by contract or otherwise.

7.3	Assignment to Affiliates. Notwithstanding the terms of Section 7.1, Licensee may, upon written notice to Trade-mark Owner, assign this Agreement, its rights or obligations hereunder or any part thereof to its Affiliates if such Affiliates agree in writing to respect all of the terms and conditions of the Agreement and Licensee guarantees all of its Affiliates’ obligations under this Agreement.

7.4	Assignment to Bombardier Recreational Products Inc. For avoidance of doubt, Trade-mark Owner hereby consents to the assignment of this Agreement as part of the amalgamation of Licensee with Bombardier Recreational Products Inc. following the acquisition of Licensee by Bombardier Recreational Products Inc.

ARTICLE 8

CONFORMITY TO LAWS

8.1	Conformity to Laws. Licensee undertakes to conform to all Laws which may apply to the use by it of the Trade-mark in association with the Wares and/or Services.

ARTICLE 9

INDEMNITY

9.1	Indemnification by Licensee. Licensee shall during and after the term of this Agreement, indemnify and hold Trade-mark Owner harmless from any and all claims, liabilities, judgments, penalties, losses, costs suits, demands, damages and expenses (including reasonable attorneys’ fees, whether or not litigation is instituted) (“Claims”), suffered or incurred by Trade-mark Owner or for which the Trade-mark Owner shall become liable:

9.1.1	by reason of any material breach, violation or non-performance on the part of Licensee of any term or condition of this Agreement; or

9.1.2	by reason of any act or omission, negligent or otherwise, of Licensee or its subcontractors, agents, manufacturers, distributors, consultants or any of them or by reason of any manufacturing, advertising, sale and distribution of articles and advertising material or resulting from their use by Licensee, its subcontractors, agents, manufacturers, distributors, consultants or any of them or any users; or

9.1.3	arising out of any defects in or failure to perform of any article, alleged or otherwise; or

9.1.4	arising out of any infringement or breach of any other personal or property right of any person by Licensee or anyone directly or indirectly acting by, through or on behalf of or pursuant to a contractual or any other relationship with Licensee in connection with the preparation, manufacture, distribution, provision, retail sale, advertising and/or promotion of the articles (other than any infringement or breach of any other personal or property rights resulting from the fact that Trade- mark Owner did not have the right to consent to, or grant the use of the properties pursuant to this Agreement and, for avoidance of doubt, any infringement by Trade-mark Owner); or

9.1.5	arising out of or relating directly or indirectly to the website links described in Section 2.5.

Notwithstanding the foregoing or anything to the contrary in this Agreement, Licensee shall not have any obligation whatsoever to any Person with respect to any Claims for which indemnification by the Trade-mark Owner is contemplated under the Purchase Agreement or this Agreement.

9.2	Indemnification by Trade-mark Owner. Trade-mark Owner shall indemnify Licensee and its Affiliates, their respective successors and permitted assigns and their respective directors, officers, agents and employees against and save and hold each and all of them harmless from any and all Claims arising out of (i) any third party allegation that the use or other exploitation of the Trade-mark or the Bombardier Name as permitted by this Agreement or as directed by Trade-mark Owner or its agents infringes or misappropriates any trademark, service mark, trade dress, design or other proprietary right of a third party or (ii) any act or omission, negligent or otherwise, of Trade-mark Owner or its subcontractors, agents, manufacturers, distributors, consultants or any of them.

9.3	Limitation of Liability. Neither Trade-mark Owner nor Licensee (nor any of their respective Affiliates, successors and permitted assigns, or directors, officers, agents, employees or shareholders) shall be liable for incidental, indirect, special, exemplary or consequential loss or damages of any nature, or for lost profits, savings or revenues of any kind under this Agreement, however caused and whether or not the applicable Party has been advised of the possibility of such damages.

9.4	Indemnification Sole Remedy. The provisions of this Article 9 shall constitute the sole remedy of the Parties against each other with respect to those Claims for which indemnification is contemplated under this Agreement, other than Claims based on conduct constituting fraud, fraud-in-the-inducement or intentional misrepresentation.

9.5	Survival. The provisions of this Article 9 and the obligations of Licensee and Trade-mark Owner set forth herein shall survive expiration or other termination of this Agreement.

ARTICLE 10

INSURANCE

10.1

Insurance. Licensee shall procure and maintain at its expense, during the Term and at all times during which Wares bearing the Trade-mark or the Bombardier Name are being sold by Licensee, product liability insurance from a source of insurance with an AM BEST rating of at least A-VII, providing total coverage in an amount equal to at least $200,000,000. Self-insurance of any part of the coverage shall initially be for $1,000,000 ($1,000,000 USD with respect to occurrences in the United States of America). Licensee may increase the amounts of any self-insurance subject to such increase being reasonable and customary based on prevailing market conditions in the reasonable opinion of MARSH or any reputable insurance broker that is a successor of MARSH and Licensee shall notify Trade-mark Owner thereof. Such insurance shall name Trade-mark Owner, its directors, officers, agents, affiliates, subsidiaries and employees as additional insured.

The territory shall read worldwide and defence not only undertaken if suit brought back to Canada or United States of America. Licensee shall provide a certificate from its insurance source to Trade-mark Owner evidencing the insurance coverage required above and confirming that Trade-mark Owner, its directors, officers, agents, affiliates, subsidiaries and employees as additional insured, within a period of ten (10) days following the execution of this Agreement. Licensee shall, from time to time upon reasonable request by Trade-mark Owner, promptly furnish or cause to be furnished to Trade-mark Owner certificates of insurance (with applicable riders and endorsements) and proof that premium payments are current. All insurance policies shall provide that the insurer shall endeavour to provide thirty (30) days prior written notice to Trade-mark Owner, by registered or certified mail, return receipt requested, before making any substantial or adverse modification to the coverage, or reducing the coverage, or cancelling or terminating the insurance. The product liability policy shall contain a Breach of Warranty clause, if available at no additional cost. The first sentence of this Article 10.1 notwithstanding, Licensee may modify, reduce, cancel or terminate such insurance if (i) Licensee has made a commercially reasonable effort to arrange for similar or better coverage, to the extent available on a commercially reasonable basis in the market at the time, with no lapse in coverage, or (ii) Licensee shall have obtained the prior written consent of Trade-mark Owner, which consent will not be unreasonably withheld.

ARTICLE 11

INTELLECTUAL PROPERTY

11.1	Acknowledgement. Licensee acknowledges that Trade-mark Owner is the exclusive owner of the Trade-mark and the Bombardier Name and agrees not to adopt or use any other trade-mark or trade-name which would be similar to or confusing with the Trade-mark or the Bombardier Name, subject to Section 11.2 hereafter. Licensee also acknowledges that any use of the Trade-mark or the Bombardier Name at any time by it and any rights derived therefrom have and will inure to the exclusive and entire benefit of Trade-mark Owner and Licensee shall not claim any rights or interest in the Trade-mark or the Bombardier Name by way of its use of same at any time, including subsequent to any termination of this Agreement for any reason. Furthermore, subject to Section 11.2 hereafter, Licensee agrees that Licensee shall not use any word or symbol which is not a Trade-mark in association with a Trade-mark in a manner that would be likely to result in the loss of Trade-mark distinctiveness, and that it will not, directly or indirectly, at any time, including subsequent to any termination of this Agreement for any reason, dispute or contest the validity or enforceability of the Trade-mark or the Bombardier Name, nor counsel or procure or assist anyone else to do the same, nor directly or indirectly attempt to depreciate the value of the goodwill attaching to the Trade-mark or the Bombardier Name.

11.2	Composite Marks. Notwithstanding Section 11.1, Licensee shall have one year to cease using any currently existing and used Composite Marks and to make necessary changes to the production line. Notwithstanding Section 11.1, Licensee shall also have the right to sell-off thereafter any existing inventory of Wares bearing Composite Marks.

11.3	Abandonment. Trade-mark Owner shall notify Licensee if it is considering a plan of action which might lead to ceasing use of any Trade-mark or the Bombardier Name and following receipt of any such notice, Licensee may at its option notify Trade-Mark Owner in writing that Licensee desires to take an assignment of Trade-mark Owner’s right, title and interest in any such mark or name, including any right available at law to sue for any past infringements thereof. Upon receipt of any such notice from Licensee prior to Trade-mark Owner ceasing to use the Trade-mark or the Bombardier Name, for no additional consideration Trade-Mark Owner will promptly execute all documents reasonably required, and take all other actions reasonably necessary, to effectuate any such assignment.

11.4	Filings of New Marks, Filings in New Territories, etc. Subject to the agreement of Trade-mark Owner, such agreement not to be unreasonably withheld, Trade-mark Owner shall, at Licensee’s written request and at Licensee’s cost and expense and within a reasonable delay:

11.4.1	file and prosecute applications to register new trade-marks that Licensee may wish to use that comprise or are similar to the Trade-mark or the Bombardier Name;

11.4.2	apply for the registration in the name of Trade-mark Owner of the Trade-mark in any jurisdiction where the Trade-mark is not yet registered;

11.4.3	renew registrations for the Trade-mark, in the name of Trade-mark Owner, in jurisdictions that are of interest to Licensee, should Trade-mark Owner not otherwise be interested in renewing such registrations; and

11.4.4	execute all documents or forms reasonably required to confirm the license or licenses granted under this agreement or to record Licensee as a registered user in any jurisdiction.

Except as set forth above, Trade-mark Owner will maintain and renew all of its existing and future Trade-mark and Bombardier Name applications and registrations at its own expense.

ARTICLE 12

REPRESENTATIONS AND WARRANTIES

12.1	Representations and Warranties by the Licensee. Licensee hereby represents and warrants to Trade-Mark Owner as follows:

12.1.1	Licensee has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. This Agreement has been duly and validly executed by Licensee and constitutes a valid and binding agreement of Licensee, enforceable against Licensee in accordance with its terms, subject, however, to such limitations with respect to enforcement as are generally imposed by Law on creditors, in particular in connection with bankruptcy or similar proceedings, and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the competent court.

12.1.2	Licensee is a business duly organized, validly existing and in good standing under the Laws of Canada and has all requisite power and authority to carry on its business as it is currently conducted and as contemplated by this Agreement.

12.2	Representations and Warranties by the Trade-mark Owner. Trade-mark Owner hereby represents and warrants to Licensee as follows:

12.2.1	Trade-mark Owner has full power and authority to enter into this agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed by Trade-mark Owner and constitutes a valid and binding agreement of Trade-mark Owner, enforceable against Trade-mark Owner in accordance with its terms, subject, however, to such limitations with respect to enforcement as are generally imposed by Law on creditors, in particular in connection with bankruptcy or similar proceedings, and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the competent court.

12.2.2	Trade-mark Owner is a business duly organized, validly existing and in good standing under the Laws of Canada and has all requisite power and authority to carry on its business as it is currently conducted and as contemplated by this Agreement.

12.2.3	Trade-mark Owner is not a party to or bound by any contract or any other obligation whatsoever that limits or impairs its ability to enter into this Agreement, other than the Fondation J. Armand Bombardier License. Except for the Fondation J. Armand Bombardier License, Trade-mark Owner has not done or omitted to do and shall not do or omit to do any act or thing by license, grant or otherwise, which shall or may impair or encumber any of the rights herein granted to Licensee or that would interfere with the full enjoyment by Licensee of such rights.

ARTICLE 13

RIGHT TO DEFEND AND INITIATE LEGAL PROCEEDINGS

13.1	Notification. Each of Trade-mark Owner and Licensee shall promptly notify the other of any third party that may or does infringe or misappropriate the Trade-mark or the Bombardier Name or of any legal or administrative proceedings initiated by third parties relating to the Trade-mark and/or the Bombardier Name.

13.2	Trade-mark Owner’s Right. Notwithstanding any provisions of the Canadian Trade-marks Act but subject to the terms of this Agreement, Licensee recognizes Trade-mark Owner’s exclusive and discretionary right to defend against all legal or administrative proceedings initiated by third parties and to initiate and maintain legal or administrative proceedings against third parties relative to the protection and defence of the Trade-mark and/or the Bombardier Name, including the settlement of any dispute with third parties relating to the Trade-mark or the Bombardier Name.

13.3	Licensee Cooperation. In any legal or administrative proceedings relating to the Trade-mark and/or the Bombardier Name, Licensee shall cooperate with Trade-mark Owner at Trade-mark Owner’s expense and, at the latter’s reasonable request, shall provide information to Trade-mark Owner to be used in such legal or administrative proceedings, provided that in the case of confidential information of Licensee, Trade-mark Owner and Licensee will take all reasonable steps to maintain the confidentiality of this information as regards third parties. Furthermore, Licensee shall provide all other reasonable cooperation to Trade-mark Owner at Trade-mark Owner’s expense so as to protect and maintain the validity and enforceability of the Trade-mark and the Bombardier Name.

13.4	Licensee. Trade-mark Owner shall notify Licensee that it desires to defend against or settle a legal or administrative proceedings brought by third parties relating to Trade mark and/or the Bombardier Name within fourteen (14) Business Days of its own notice to Licensee pursuant to Section 13.1 or of receipt of such notification from Licensee pursuant to Section 13.1. If Trade-mark Owner fails to do so, Licensee may assume the defense and settlement of such trade-mark infringement allegations by third parties, provided that Trade-mark Owner shall be entitled to participate in the defense and settlement of such legal or administrative proceeding at a later date if it so wishes. Trade-mark Owner will cooperate with and provide requested information to Licensee in any such proceeding at Licensee’s expense. Licensee shall be entitled to retain the entire amount of any recovery or settlement it obtains in such proceedings.

ARTICLE 14

TERM

14.1	Term. Subject to termination in accordance with the provisions of Article 15 hereof, this Agreement will be in full force and effect for an initial period commencing on the Closing Date and expiring on December 31, 2008, and will thereafter automatically renew for consecutive five (5) year terms unless terminated in accordance with the provisions of Article 15 hereof (the “Term”).

ARTICLE 15

TERMINATION

15.1	Termination Upon Default. Trade-mark Owner may terminate this Agreement in the event that Licensee has materially failed to perform or observe or comply with any of the material provisions hereof or any arbitration order or direction as provided for herein (each, a “Default”) with effect, subject to Article 15.2 below, as of the date of termination mentioned in a written notice of default given by Trade-mark Owner to Licensee, unless the alleged failure to perform or observe or comply with any of the material provisions hereof is contested in good faith by Licensee . Such date of termination is to be, subject to Article 15.2, not less than ninety (90) days subsequent to the giving of such notice, provided that Licensee may at its option, subject to Articles 15.2 below, remedy its default within the said delay, in which case, this Agreement shall continue in full force and effect as if such default had not occurred.

15.2	Termination Upon Bankruptcy. If Licensee is adjudicated or declared bankrupt or makes a voluntary assignment for the benefit of its creditors or if a petition in bankruptcy is filed against Licensee or Licensee becomes insolvent or makes an arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business or if a receiver is appointed for Licensee, this Agreement and the rights hereby granted shall automatically terminate forthwith without any notice whatsoever being necessary. In the event this Agreement and the rights granted herein are so terminated, Licensee, its receivers, representatives, trustees, agents, administrators, successors and/or assigns, shall have no right to sell, exploit or in any way deal with or in any of the wares or services covered by this Agreement or use any tags, labels, cartons, containers, packaging or wrapping materials, advertising, promotional or display materials pertaining thereto except with and under the special consent and instructions in writing of Trade-mark Owner, which such persons shall be obligated to follow.

15.3	Termination for Non-Transferability Default. Notwithstanding any other provision of this Agreement, failure to comply with the terms of Article 7.2 will result in Trade-mark Owner’s absolute discretion to terminate this Agreement on notice with immediate effect, with no right to remedy the breach on the part of Licensee.

ARTICLE 16

EFFECTS OF TERMINATION

16.1	Undertaking. Subject to the terms of Article 11.3 and this Article 16, if and when the term of this Agreement expires or this Agreement is terminated for any reason, Licensee agrees and undertakes to cease and desist from all uses of the Trade-mark and the Bombardier Name and further agrees and undertakes that it will at no time adopt or use any trade-mark, trade-name, corporate name or domain name incorporating, or confusingly similar to, or likely to be confusing with, the Trade-mark or the Bombardier Name in whole or in part.

16.2	Actions Upon Termination. Upon the expiry or termination of the rights granted hereunder:

16.2.1	Licensee shall, within three (3) years thereof, in the case of all-terrain vehicles and one (1) year thereof for all other wares comprised in the definition of Wares, remove and discontinue the use of all signs, stationary, advertising and other material that would make it appear to the public that Licensee is still in any way associated with Trade-mark Owner; and

16.2.2	Licensee further agrees that Trade-mark Owner has the right to notify any persons it deems necessary or appropriate of the termination of the rights granted hereunder.

16.3

Manufacturing. With respect to the manufacturing of the Wares bearing the Trade-mark or the Bombardier Name, if and when the term of this Agreement expires or this Agreement is terminated for any reason, it is understood that necessary changes to the production line will be required in order to remove the Trade-mark and/or the Bombardier Name from various Wares and parts thereof produced. It is agreed that should the Agreement be terminated before the expiry of the term, there shall be a phase-out period not longer than (i) three (3) years, in the case of all-terrain vehicles; and (ii) one (1) year for all other wares comprised in the definition of Wares, for such purpose.

16.4	Stock. With respect to Wares bearing the Trade-mark already manufactured, should the Agreement be terminated before expiry of the Term, Licensee shall have a phase-out period not longer than: (i) three (3) years, in the case of all-terrain vehicles; and (ii) one (1) year for all other wares comprised in the definition of Wares, to use up its stock of such wares in existence at the date of termination.

16.5	Sub-licensees. Licensee agrees and undertakes to notify Sub-licensees of the expiry of the term or the termination of this Agreement, as applicable, and to advise such Sub-licensees that they must immediately cease their use of the Trade-mark upon receipt of such notice with respect thereof.

ARTICLE 17

MISCELLANEOUS

17.1	Confidentiality.

17.1.1	Each of the Parties acknowledges that during the course of their performance under this Agreement, each Party may learn Confidential Information (defined below). Each of the Parties agrees to take reasonable steps to protect such Confidential Information and further agrees not to: (i) use such Confidential Information except as expressly provided in this Agreement; (ii) in the case of the Trade-mark Owner, request or use Licensee’s Confidential Information for any purposes except to determine compliance with this Agreement; (iii) allow any access to Confidential Information provided by the other party except to those authorized and with a need to know as expressly provided in this Agreement; (iv) disclose such Confidential Information to a third party; or (v) allow a third party access to such Confidential Information (except as may otherwise be required by Law) without, in each case, obtaining the prior written approval of the other party.

17.1.2	The restrictions set forth in Article 17.1.1 shall not apply to Confidential Information which (i) a Party has requested be subject to a confidentiality order but nonetheless is required to be revealed to an adjudicating body in the course of litigation or (ii) is required to be disclosed in order to comply with any applicable Laws, but only to the extent required by such Law; provided, however, that, in the case of the application of clauses (i) or (ii), the Party revealing or disclosing Confidential Information shall provide prior written notice of such disclosure to the other Party to this Agreement sufficiently in advance of such disclosure to allow the other Party to respond and to take reasonable and lawful action to avoid and/or minimize the degree of such revelation or disclosure.

17.1.3

All Confidential Information is, and shall remain, the property of the Party which supplied it. Each of the Parties shall take reasonable steps to mark its Confidential Information with appropriate legends, provided, however, that the failure so to mark such Confidential Information shall not relieve the other party of its obligations hereunder.

17.1.4	For the purposes of this Agreement, “Confidential Information” means any and all information that is maintained in confidence, is subject to reasonable steps to maintain its confidential status, and the confidential status of which is a benefit to the owning party. Confidential Information shall also include non-public information relating to intellectual property and to business plans, financial matters, products, services, manufacturing processes and methods, costs, sources of supply, distributing arrangements, strategic marketing plans, customer lists, sales, profits, pricing methods, personnel and business relationships. Confidential Information shall not include any information that: (i) was already known to the receiving party, as established by the receiving party’s written records; (ii) becomes generally available to the public other than as a result of the receiving party’s breach of this Agreement; (iii) is furnished to the receiving party by a third party who is lawfully in possession of, and who lawfully conveys, such information; or (iv) is subsequently developed by the receiving party independently of the information received from the disclosing party, as established by the receiving party’s written records. For purposes of this definition, the phrase “receiving party” shall be deemed to include each Affiliate of the receiving party.

17.1.5	Except as required by order of a court or Government of competent jurisdiction, this Agreement and its provisions shall be considered Confidential Information.

17.1.6	Notwithstanding the foregoing, the Parties may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Parties relating to such tax treatment and tax structure, all as contemplated by section 1.6011- 4(b)(3)(iii) of the regulations promulgated under the Internal Revenue Code of 1986, as amended.

17.2	Dispute Resolution.

17.2.1	Notice; Negotiation. Any dispute, disagreement, controversy or claim arising out of or in connection with this Agreement, including any question regarding their negotiation, existence, validity, interpretation, performance, breach or termination, which cannot be resolved by the Parties within fourteen (14) days of receipt of a notice of dispute, shall be referred to the Chief Executive Officers (CEOs) of the Parties who shall meet at a mutually agreed time and place, within thirty (30) days of receipt of said notice of dispute, to attempt to resolve such dispute, disagreement, controversy or claim within such thirty (30) day period, subject to obtaining any necessary corporate approvals of such resolution.

17.2.2

 Arbitration. Any dispute, difference, disagreement, controversy or claim arising out of or in connection with this Agreement not resolved pursuant to the process contemplated by Section 17.2.1 (“Dispute”) including any question regarding their existence, negotiation, interpretation, application, performance, breach, validity or termination, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) by three (3) arbitrators. The arbitration process shall commence at the expiration of the thirty (30) day period contemplated by Section 17.2.1, unless the Parties otherwise agree. On or prior to the expiration of such thirty (30) day period, each Party shall nominate one arbitrator. The two (2) arbitrators so nominated shall appoint the presiding arbitrator. If either Party fails to nominate an arbitrator within thirty (30) days of receiving notice of the appointment of an arbitrator by the other Party, such arbitrator shall be appointed by the ICC International Court of Arbitration (“ICC Court”). If the two (2) arbitrators nominated by the Parties fail to agree upon a third arbitrator within thirty (30) days of the appointment of the second arbitrator, the presiding arbitrator shall be appointed by the ICC Court.

17.2.2.1	Sole Arbitrator. Notwithstanding Section 17.2.2, where the amount in Dispute is less than five million dollars ($5,000,000) exclusive of interest and costs, the Dispute shall be finally settled under the ICC Rules by a sole arbitrator appointed in accordance with such Rules.

17.2.2.2	Place and Language of Arbitration. The arbitration shall take place in Montéal, Québec. The language of the arbitration shall be English.

17.2.2.3	Hearing; Award. The hearing on the merits shall take place within one hundred and twenty (120) days of the appointment of either the sole arbitrator or the last of the three arbitrators, as the case may be. The arbitration award shall be in writing, shall set forth in reasonable detail the basis for the decision and shall be rendered within thirty (30) days of the end of the hearing where there is a sole arbitrator, and within sixty (60) days of the end of the hearing where there are three arbitrators.

17.2.2.4	Costs of the Arbitration. The final arbitration award shall include a decision as to which of the Parties shall bear the costs of the arbitration, or in what manner or proportion the Parties shall bear such costs, including the fees and expenses of the arbitrator(s) and any expert appointed by the arbitrator(s) as well as the reasonable legal and other costs incurred by the Parties for the arbitration.

17.2.2.5	Provisional Measures. For the purposes of any provisional or interim measure in aid of the arbitration proceedings, the Parties hereby submit to the non-exclusive jurisdiction of the competent court in the judicial district of Montréal, Québec. Without prejudice to such provisional or interim remedies in aid of arbitration as may be available under the jurisdiction of a competent court, the arbitrator(s) shall have full authority to grant provisional or interim remedies and to award damages for the failure of a Party to respect any order of the arbitrator(s) to that effect.

17.3	Notices. Any notice, consent, authorization, direction or other communication required or permitted to be given hereunder shall be in writing and shall be delivered either by personal delivery, by registered mail or by telecopier or similar telecommunications device and addressed as follows:

17.3.1	in the case of Trade-mark Owner, to it at:

Bombardier 800	René-Lévesque		Blvd.		Inc. W.
Montreal, H3B 1Y8					Quebec

Attention:	Daniel Desjardins, Senior Vice-President and General Counsel

Telecopier:	(514) 861-2746

with a copy to:

Ogilvy 1981	McGill	College	Avenue,	Suite	Renault 1100
Montreal, H3A 3C1					Quebec

Attention:	Paul Raymond and Clemens Mayr

Telecopier:	(514)286-5474

17.3.2	in the case of Licensee, to it at:

c/o Beaudier Inc.

1000 de la Gauchetière West, Suite 4310

Montreal, Quebec

H3B 4W5

Attention:	Jacques Levesque

Telecopier:	(514) 861-0032

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention: R. Newcomb Stillwell and Howard S. Glazer

Telecopier: (617) 951-7050

and to:

Osler, Hoskin & Harcourt LLP

1000 de La Gauchètiere Street West

Suite 2100

Montréal, Quebec H3B 4W5

Attention: Brian M. Levitt and Warren M. Katz

Telecopier: (514) 904-8101

Any notice, consent, authorization, direction or other communication delivered as aforesaid shall be deemed to have been effectively delivered and received, if sent by telecopier on the day of receipt as stipulated on the acknowledgement of receipt (confirmation of receipt by confirmed facsimile transmission being deemed receipt or in any other manner), if delivered, to have been delivered and received on the date of such delivery or, if sent by registered mail with acknowledgement of receipt requested, to have been delivered and received on the day of receipt as stipulated on the acknowledgement of receipt. Either Party may change its address for service by notice delivered as aforesaid.

17.4	Governing Law. This Agreement shall be governed by, and any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its negotiation, existence, validity, interpretation, performance, breach or termination, shall be resolved in accordance with the Laws of the Province of Quebec and the Laws of Canada applicable therein and shall be treated, in all respects, as a Quebec contract.

17.5	Further Assurance. Each Party upon the request of the other, whether at or after the Closing Date, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

17.6	Counterparts. This Agreement may be executed in two counterparts, each of which when so executed shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

17.7	Severability. Any Article, Section, Subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable in any situation in any jurisdiction shall be not affect or impair the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision of this Agreement would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

17.8	Entire Agreement. This Agreement, including, without limitation, the schedules together with the Purchase Agreement, constitutes the entire agreement between the

Parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations, drafts and discussions of the Parties.

17.9	Successors in Interest. This Agreement and the provisions hereof shall ensure to the benefit of and be binding upon the Parties and their respective successors and assigns. The Licensee may assign this Agreement and all its rights and obligations hereunder as collateral security to any provider of debt financing.

17.10	Incorporation of Schedules. The schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.

17.11	Amendment. No amendment shall be binding unless expressly provided in a written instrument duly executed by the Parties.

17.12	Waiver. No waiver, whether by conduct or otherwise, of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in an instrument duly executed by the Parties to be bound thereby.

17.13	Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation hereof.

17.14	Time Periods. Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date and at the place first above-mentioned.

BOMBARDIER INC.

Per:	/s/ Illegible
Name:
Title:

Per:	/s/ Illegible
Name:
Title:

4145321 CANADA INC.

Per:	/s/ Illegible
Name:
Title:

Per:	/s/ Illegible
Name:
Title:

SCHEDULE “A-1”

LIST OF TRADE-MARKS

•	BOMBARDIER

•	CHALLENGER

•	BOMBI

•	[GRAPHIC]

•	BOMBARDIERDIRECT

SCHEDULE “A-2”

DETAILS REGARDING REGISTRATIONS/APPLICATIONS FOR REGISTRATION

WITH RESPECT TO THE TRADE-MARKS

The BOMBARDIER trademark

[GRAPHIC]	[GRAPHIC]	Sprocket 2	Sprocket 3

	[GRAPHIC]	Sprocket 2 (Thal)

Jurisdiction	Trademark	Design	Class(es)	Status	Appl. Date	Start Date	Appl. No.	Reg. No.

Argentina	BOMBARDIER		7	Registered	23-ju__-91	30-ju__-93	1808781	1455832

Argentina	BOMBARDIER		9	Registered	23-ju__-91	30-ju__-93	1808762	1455833

Argentina	BOMBARDIER		12	Registered	30-nov-8_	30-nov-89	1698745	1779030

Argentina	BOMBARDIER		39	Registered	23-ju__-91	30-ju__-93	1808754	1455834

Australia	BOMBARDIER		12, 25, 28, 37, 39	Filed	13-févr-03		943_22

Australia	BOMBARDIER		12	Registered	12-nov-93	12-nov-91	567075	A587075

Australia	BOMBARDIER & Design	Sprocket 2	12	Registered	11-ao__-93	11-ao__-93	_09130	A609130

Austria	BOMBARDIER & Design	Sprocket 2	12	Registered	29-nov-91	29-ma_-92	AM5888/ 91	142177

Benelux	BOMBARDIER & Design	Sprocket 2	12	Registered	25-juin-91	25-juin-91	785898	502470

Brazil	BOMBARDIER		3_	Filed	28-févr-03		82534574 0

Brazil	BOMBARDIER		7.35, 7._0	Registered	5-oct-90	31-oct-95	81580_18 2	81580918 2

Brazil	BOMBARDIER		7.10, 7.35, 7.60	Registered	21-oct-91	24-juin-97	81645__4 4	81_45884 4

Brazil	BOMBARDIER		28.20	Registered	5-oct-90	2_-juin-93	81580918 6	81580916 6

Brazil	BOMBARDIER		25.20	Registered	5-oct-90	17-nov-92	81580917 4	81580917 4

Brazil	BOMBARDIER		37	Filed	27-févr-03		82534474 3

Jurisdiction	Trademark	Design	Class(es)	Status	Appl. Date	Start Date	Appl. No.	Reg. No.

Canada	BOMBARDIER		Wares	Registered	20-jan_-72	29-déc-72	349628	187538

Canada	BOMBARDIER		Wares	Registered	30-ma_-69	5-ju__-70	322875	1_9578

Canada	BOMBARDIER		Wares	Registered	17-ju__-42	17-ju__-42	1_1350	170_3

Canada	BOMBARDIER		Wares	Registered	5-ju_-69	9-janv-70	323958	1_7310

Canada	BOMBARDIER & Design	Sprocket 2	Wares	Registered	5-sept-91	30-av_-93	888853	411779

Canada	BOMBARDIER & Design	Sprocket 1	Wares	Registered	24-mars-69	24-déc-69	320950	167048

Canada	BOMBARDIER & Design	Sprocket 2	Wares	Registered	9-nov-93	31-mars-95	741106	441491

Canada	BOMBARDIER & Design	Sprocket 1	Wares	Registered	22-janv-69	31-oct-__	319174	1_5978

Canada	BOMBARDIER & Design	Sprocket 1	Wares	Registered	9-ma_-69	23-___-70	322252	1_881_

Canada	BOMBARDIER & Design	Sprocket 1	Wares	Registered	11-ao_t-72	2_-ma_-73	35_075	191285

Chile	BOMBARDIER		25	Registered	4-ma_-92	15-oct-92	206955	651550

Chile	BOMBARDIER		EI	Registered	1-ju__-92	28-juin-95	212756	447397

Chile	BOMBARDIER		37	Registered	1-ju__-92	4-déc-92	212755	854759

Chile	BOMBARDIER		7, 9, 12	Registered	27-nov-91	20-ju__-94	193839	428972

Chile	BOMBARDIER		EC	Registered	1-ju__-92	28-juin-95	212757	447396

China P.R.	BOMBARDIER		3_	Filed	18-févr-03		34_0520

China P.R.	BOMBARDIER		37	Filed	18-févr-03		3460522

China P.R.	BOMBARDIER		28	Filed	18-févr-03		3460521

China P.R.	BOMBARDIER		41	Registered	30-_o__-0_	21-mars-03	20011601 6_	1984042

China P.R.	BOMBARDIER		12	Registered	20-ao_t-98	28-mars-00	98000951 _7	1379_08

China P.R.	BOMBARDIER & Design	Sprocket 3	25	Registered	25-oct-00	28-déc-01	20001638 70	1___102

China P.R.	BOMBARDIER & Design	Sprocket 3	12	Registered	25-oct-00	14-ju__-02	20001638 69	1807181

Colombia	BOMBARDIER		7	Registered	30-janv-92	17-nov-93	354477	143_99

Colombia	BOMBARDIER		12	Registered	30-janv-92	23-déc-93	354476	150768

Costa Rica	BOMBARDIER & Design	Sprocket 2	12	Registered	25-ao__-94	29-sept-95		_3266

Jurisdiction	Trademark	Design	Class(es)	Status	Appl. Date	Start Date	Appl. No.	Reg. No.

Ecuador	BOMBARDIER		12	Registered	13-févr-03	4-juln-03	131294	23465

European Union	BOMBARDIER		4, 7, _, 12, 25, 28, 35, 36, 37, 39, 41, 42	Filed	17-déc-20		2980084

European Union	BOMBARDIER & Design	Sprocket 3	4, 7, 9, 12, 25, 28, 35, 36, 37, 39, 41, 42	Filed	13-févr-03		3051836

Finland	BOMBARDIER & Design	Sprocket 2	12	Registered	10-nov-93	6-févr-95	5094/93	136215

France	BOMBARDIER		12, 25	Registered	10-jul_-98	10-jul_-98	98741463	98741463

France	BOMBARDIER & Design	Sprocket 2	12	Registered	25-nov-91	25-nov-91	320875	1707817

Germany	BOMBARDIER & Design	Sprocket 2	12	Registered	20-déc-91	20-déc-91	B944B0/12WZ	2033704

Guatemala	BOMBARDIER		25	Registered	10-juln-98	13-janv-00	4400-98	102090

Guatemala	BOMBARDIER		12	Filed	10-juln-98		4402-98

Hong Kong	BOMBARDIER		37	Filed	13-févr-03		2215/2003

Hong Kong	BOMBARDIER		28	Filed	13-févr-03		2214/2003

Hong Kong	BOMBARDIER		25	Filed	13-févr-03		2274/2003

Hong Kong	BOMBARDIER		12	Registered	7-janv-92	7-janv-92	130/92	3342/95

Hong Kong	BOMBARDIER		39	Filed	13-févr-03		2216/2003

Iceland	BOMBARDIER		12	Filed	13-févr-03		329/2003

India	BOMBARDIER		12	Filed	21-févr-03		1177307

India	BOMBARDIER		25	Filed	21-févr-03		1177308

Indonesia	BOMBARDIER		39	Filed	7-mars-03		J00 2003.051 70.05225

Indonesia	BOMBARDIER		37	Filed	7-mars-03		J00 2003.051 71.05228

Indonesia	BOMBARDIER		12	Filed	7-mars-03		J00 2003.051 69.05224

Indonesia	BOMBARDIER		25	Filed	7-mars-03		J00 2003.051 74.0522__

Iran	BOMBARDIER		12	Filed	18-févr-03		8111933

Israel	BOMBARDIER		12	Filed	13-févr-03		1_2758

Israel	BOMBARDIER		39	Filed	13-févr-03		1_2761

Israel	BOMBARDIER		25	Filed	13-févr-03		162759

Jurisdiction	Trademark	Design	Class(es)	Status	Appl. Date	Start Date	Appl. No.	Reg. No.

Israel	BOMBARDIER		37	Filed	13-févr-03		162760

Japan	BOMBARDIER		12	Registered	29-janv-93	2_-mars-96	8533/93	3138247

Japan	BOMBARDIER		25	Registered	29-janv-93	26-déc-95	8534/93	3107478

Japan	BOMBARDIER		12, 28, 37, 39	Filed	13-févr-03		10825/2003

Japan	BOMBARDIER & Design	Sprocket 2	12	Registered	14-déc-93	25-avr-97	H__ 5- 125198	3294288

Latvia	BOMBARDIER & Design	Sprocket 2	12	Registered	4-mars-98	4-mars-98	M98420	M43837

Liechtenstein	BOMBARDIER		12	Registered	13-févr-03	13-févr-03	12796	12796

Malaysia	BOMBARDIER		12	Filed	14-févr-03		2003- 01713

Mexico	BOMBARDIER		37	Filed	17-févr-03		588527

Mexico	BOMBARDIER		25	Filed	17-févr-03		588526

Mexico	BOMBARDIER		39	Filed	17-févr-03		588528

Mexico	BOMBARDIER		28	Filed	17-févr-03		588528

Mexico	BOMBARDIER & Design	Sprocket 2	12	Registered	9-déc-93	9-déc-93	185471	460721

Monaco	BOMBARDIER		12, 25	Registered	7-mars-03	7-mars-03	23932	03.23545

New Zealand	BOMBARDIER		39	Filed	14-févr-03		_73498

New Zealand	BOMBARDIER		12	Registered	29-sept-00	29-sept-00	624291	624291

New Zealand	BOMBARDIER		25	Filed	14-févr-03		673499

New Zealand	BOMBARDIER		37	Filed	14-févr-03		673497

Norway	BOMBARDIER		25, 28, 37, 39	Filed	13-févr-03		2003 01380

Norway	BOMBARDIER		12	Registered	17-mars-98	21-janv-99	19980236 6	195431

Paraguay	BOMBARDIER		12	Registered	22-____-91	7-févr-92	11281	246338

Paraguay	BOMBARDIER		_	Registered	22-____-91	7-févr-92	11280	246335

Paraguay	BOMBARDIER		7	Registered	22-____-91	7-févr-92	11263	246397

Peru	BOMBARDIER		12	Registered	27-ma_-88	7-oct-88	139498	76951

Philippines	BOMBARDIER & Design	Sprocket 2	12	Registered	2_-janv-94	2-avr-97	90884	54238

Jurisdiction	Trademark	Design	Class(es)	Status	Appl. Date	Start Date	Appl. No.	Reg. No.

Romania	BOMBARDIER		12, 25 37, 39	Filed	14-févr-03		M2DD307 44

Russian Federation	BOMBARDIER		4, 7, 8, 12, 25, 28, 35, 36, 37, 39, 41, 42	Filed	1-nov-02		2DD27256 30

Russian Federation	BOMBARDIER		12, 25	Registered	13-avr-_3	13-avr-93	93015251	123677

Russian Federation	BOMBARDIER & Design	Sprocket 3	12, 25	Registered	13-avr-93	13-avr-93	93015253	125103

Russian Federation	BOMBARDIER (In Cyrillic)		12, 25	Registered	13-avr-93	13-avr-93	9301525D	125285

Saudi Arabia	BOMBARDIER		12	Registered	24-janv-9_	24-janv-9_	47538	490/18

Saudi Arabia	BOMBARDIER		37	Filed	17-févr-03		_1219

Saudi Arabia	BOMBARDIER		39	Filed	17-févr-03		_1220

Saudi Arabia	BOMBARDIER		25	Filed	17-févr-03		_1218

Singapore	BOMBARDIER		39	Filed	13-févr-03		T03/01_1 2B

Singapore	BOMBARDIER		37	Registered	13-févr-03	13-févr-03	T03/0191 1D	T03/_181 1D

Singapore	BOMBARDIER		25	Filed	13-févr-03		T03/0191 0F

Singapore	BOMBARDIER		12	Registered	5-déc-94	5-déc-94	10509/94	1050_/94

Singapore	BOMBARDIER		12	Registered	20-janv-95	20-janv-95	495/95	495/95

South Africa	BOMBARDIER		37	Filed	13-févr-03		2003/027 14

South Africa	BOMBARDIER		39	Filed	13-févr-03		2003/027 15

South Africa	BOMBARDIER		12	Filed	13-févr-03		2003/027 13

South Korea	BOMBARDIER		25, 37	Filed	14-févr-03		45-2003- 494

South Korea	BOMBARDIER		12	Registered	12-mars-90	30-Jul_-91	90-4983	217_98

South Korea	BOMBARDIER & Design	Sprocket 2	37	Registered		17-ma_-95	93-41702	313593

Spain	BOMBARDIER		12	Registered	1-févr-02	1-févr-02	2452591	2452591

Spain	BOMBARDIER		39	Registered	1-févr-02	1-févr-02	2452593	2452593

Spain	BOMBARDIER		25	Registered	1-févr-02	1-févr-02	2452592	2452592

Switzerland	BOMBARDIER		12, 25, 28, 37, 39	Registered	13-févr-03	13-févr-03	942/2003	512408

Taiwan	BOMBARDIER		37	Filed	14-févr-03		09200840 5

Jurisdiction	Trademark	Design	Class(es)	Status	Appl. Date	Start Date	Appl. No.	Reg. No.
Taiwan	BOMBARDIER		25	Filed	14-fèvr-03		09200840 3

Taiwan	BOMBARDIER		39	Filed	14-fèvr-03		09200840 6

Taiwan	BOMBARDIER		28	Filed	14-fèvr-03		09200840 4

Taiwan	BOMBARDIER		25	Registered	_-__pt-9_	16-juil-97	8544928	7_8803

Taiwan	BOMBARDIER		12	Registered	19-juln-96	1-juil-97	8530333	7__007

Taiwan	BOMBARDIER & Design	Sprocket 2	12	Registered	19-juln-98	1-juil-97	8530334	766034

Taiwan	BOMBARDIER (in Chinese)		12	Registered	15-juil-96	16-___-97	8535004	771971

Thailand	BOMBARDIER & Design	Sprocket 2	12	Registered	11-juil-97	11-juil-97	33_051	Kor 84600

Thailand	BOMBARDIER (in Thai) & Design	Sprocket 2 (Thai)	12	Registered	18-juil-97	18-juil-97	339208	Kor 81700

Turkey	BOMBARDIER		12	Filed	21-fèvr-03		2003/035 34

Ukraine	BOMBARDIER		12, 25, 2_, 37	Filed	14-fèvr-03		20030214 03

United Arab Emirates	BOMBARDIER		12	Filed	30-mars-03		52419

United Kingdom	BOMBARDIER & Design	Sprocket 2	12	Registered	25-juin-91	25-ju__-91	1483921	1483921

United States	BOMBARDIER		9, 25, 28	Registered	23-mars-98	19-dèc-00	75454944	241340_

United States	BOMBARDIER		12	Registered	30-ma_-72	11-sept-73	72425861	968022

United States	BOMBARDIER		12	Registered	28-juil-69	1-___-72	72333664	0939566

United States	BOMBARDIER & Design	Sprocket 3	12	Registered	25-janv-94	21-nov-95	74483006	193_417

Uruguay	BOMBARDIER		7, 9, 12, 39	Registered	28-___-91	5-juil-9_	246_57	246957

Venezuela	BOMBARDIER		12	Registered	10-mars-92	7-oct-94	92-04_04	169376

Venezuela	BOMBARDIER		12	Filed	14-fèvr-03		1431- 2003

Vietnam	BOMBARDIER & Design	Sprocket 3	12	Registered	19-mars-93	19-mars-93	115_3	10809

The CHALLENGER trademark

Jurisdiction	Trademark	Class(es)	Status	Appl. Date	Start Date	Appl. No.	Reg. No.

Canada	CHALLENGER	W	Registered	23-___-_5	30-_uil-97	790868	47_271

Germany	CHALLENGER	12	Registered	4-mars-80	4-mars-80	C29183/12WZ	1011454

New Zealand	CHALLENGER	12	Registered	29-sept-97	2_-sept-97	282_87	282887

Russian Federation	CHALLENGER	12	Filed	4-dèc-01		2001737_53

The BOMBI trademark

Jurisdiction	Trademark	Class(es)	Status	Appl. Date	Start Date	Appl. No.	Reg. No.
Canada	BOMBI	Wares	Registered	11-Aug.-72	7-Feb.-75	0356080	205140

The BOMBARDIERDIRECT trademark

Jurisdiction	Trademark	Class(es)	Status	Appl. Date	Start Date	Appl. No.	Reg. No.
Canada	BOMBARDIERDIRECT	Wares Services	Filed	12-January-2001		108896_

United States	BOMBARDIERDIRECT	2, 4, 6, 7, 8, 9, 11, 12, 1_, 1_, 20, 21, 24, 25, 28, 35, 36, 37, 39, 41, 42	Filed	12-July-2001		76284058

SCHEDULE “B”

INFORMATION TO BE INCLUDED IN THE PERIODIC REPORTS SUBMITTED BY

LICENSEE TO THE TRADE-MARK OWNER’S QUALITY CONTROL OVERSIGHT

COMMITTEE

1.	Information relating to material recalls of Wares manufactured by Licensee.

2.	Examples or sample depictions of current uses of the Trade-marks.

3.	Safety recalls issued by Licensee with regard to Wares manufactured by Licensee.

4.	Executive summary of insurance claims against Licensee with regard to Wares manufactured by Licensee providing reasonable detail of the number, nature and quantum of such claims per category of Wares or issue.

SCHEDULE “C”

1.	BOMBARDIER - Trademark of Bombardier Inc. Used under License

2.	[GRAPHIC]	- Trademark of Bombardier Inc. Used under License

3.	CHALLENGER - Trademark of Bombardier Inc. Used under License

4.	BOMBI – Trademark of Bombardier Inc. Used under License

5.	BOMBARDIERDIRECT - Trademark of Bombardier Inc. Used under License

SCHEDULE “D”

COMPOSITE MASKS

TRADE-MARK	COUNTRY	REGISTRATION #	REGISTRATION DATE	OWNER

BOMBARDIER SKI-DOO DESIGN	Canada	115,823	October 30, 1959	Bombardier Inc.

BOMBARDIER BRW & COG WHEEL	Austria	118599	January 20, 1988	Bombardier-Rotax Gmbh

BOMBARDIER ROTAX	Uruguay	237705	March 15, 1991	Bombardier Inc.

BOMBARDIER FORMULA	Sweden	0316621	September 6, 1996	Bombardier Inc.

BOMBARDIER PLUS	Switzerland	438,036	March 17, 1997	Bombardier Inc.

PLUS BOMBARDIER & DESIGN	Austria	163102	March 20, 1996	Bombardier Inc.

BV2S BOMBARDIER VISION AND VENTILATION SYSTEM	Canada	App. No. 1,171,377	Filing Date: March 18, 2003	Bombardier Inc.

SCHEDULE “E”

[GRAPHIC]

SCHEDULE “F”

[GRAPHIC]

BOMBARDIER

RECREATIONAL PRODUCTS

Bombardier Recreational Products Inc.

December 18, 2003

Bombardier Inc.

800 René-Lévesque Blvd. W.

Montreal, Quebec

H3B 1Y8

Attention:	Daniel Desjardins, Senior Vice-President and General Counsel

Re:	Current Uses of Trade-Marks and Bombardier Names

Dear Daniel:

This is to clarify our mutual understanding with respect to certain matters relating to the License Agreement between Bombardier Inc. and 4145321 Canada Inc. (the “License Agreement”).

As you know, Bombardier Inc. is divesting itself of its recreational products business. Upon the Closing of those transactions, certain historical uses of the Trade-mark and Bombardier Name (as both are defined in the License Agreement) may be occurring that are not specifically permitted under the License Agreement. To allow for an orderly transition, the parties therefore agree that 4145321 Canada Inc. (the “Licensee”) and its Affiliates will not be in breach of the License Agreement or any other agreement between the parties so long as Licensee and its Affiliates carry out the following actions as soon as possible after the date hereof but in any event within the time frames set forth below:

•	change, within ninety-six (96) hours of the date hereof, all electronic letterhead templates, electronic memo templates, and electronic fax coversheet templates;

•	update, within (3) months of the date hereof, all websites owned or operated by Licensee and its Affiliates to cease non-licensed uses of the Trade-mark and Bombardier Name;

•	cease, within six (6) months of the date hereof, all non-licensed uses of the Trade-mark and Bombardier Name in all internal and external business documentation and collateral, in both electronic and printed form;

•	remove, within nine (9) months of the date hereof, non-licensed uses of the Trade-Mark and Bombardier Name from physical property. This includes signage at non-dealer or distributor locations (e.g., manufacturing and administrative locations), and vehicles other than the products made or marketed by Licensee and its Affiliates (e.g. security vehicles, internal transportation vehicles, etc.); and

•	within nine (9) months from the date hereof, otherwise make any other changes needed to cease uses of the Trade-Mark or Bombardier Name as of the date hereof that would not otherwise be permitted under the License Agreement, provided, however, that Licensee and its Affiliates shall also have the right to sell-off thereafter any inventory of Wares that use or are marked with Trade-Mark or the Bombardier Name in a manner not otherwise permitted in the License Agreement;

it being understood, for greater certainty, that the foregoing shall not be construed as permitting use of the Trade-mark or the Bombardier Name on any press releases of Licensee or its Affiliates.

Kindly acknowledge Bombardier Inc.’s agreement to the foregoing by countersigning this letter where indicated below.

Very truly yours,

/s/ Illegible

cc:	Paul Raymond

Clemens Mayr

Acknowledged and Agreed to:

Bombardier Inc.

By:	/s/ Daniel Desjardins
Daniel Desjardins
Senior Vice-President and General Counsel